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                                                                    EXHIBIT 23.4





                               CONSENT OF LEGAL COUNSEL



    Consent is given to the reference to this firm under the caption "Legal Opinons" in the Registration Statement as having rendered the opinion in the "U.S. Federal Income Tax Consequences" section of such Registration Statement. In giving this consent, the Firm does not thereby admit that it comes into the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


Dallas, Texas
December 2, 1996                             /s/ Jenkens & Gilchrist,
                                             A Professional Corporation